February 17, 2026

Holder of Warrants to Purchase Common Stock issued on November 20, 2025

Re: Amendment to Existing Warrants

Dear Holder:

Reference is hereby made to the offering on Form S-1 (File No. 333-293396) on or about the date hereof (the “Offering”) by HCW Biologics Inc. (the “Company”) of common shares, par value $0.0001 per share (the “Common Shares”), and/or other securities of the Company (collectively, the “Securities”).

This letter confirms that, in consideration for the Holder’s participation in the Offering and purchase of the Securities in the Offering (the “Purchase Commitment”), pursuant to the Securities Purchase Agreement, dated February 17, 2026 (the “Purchase Agreement”), the Company will use its reasonable best efforts to hold a special meeting of stockholders on or prior to sixty (60) days after the Closing Date (as defined in the Purchase Agreement ) for the purpose of obtaining such stockholder approval (“Shareholder Approval”) as may be required by the applicable rules and regulations of the Nasdaq Capital Market (or any successor entity) to amend the Existing Warrants (as defined below), to reduce the exercise price of such Existing Warrants to $0.6055 (the “Warrant Amendment”) with the recommendation of the Company’s Board of Directors that such proposal is approved, and the Company shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. If the Company does not obtain Shareholder Approval with respect to the Warrant Amendment at the first special meeting of the stockholders, the Company shall call a meeting every sixty (60) days thereafter to seek such Shareholder Approval until the date on which Shareholder Approval is obtained or the Existing Warrants are no longer outstanding. The Warrant Amendment shall be effective upon Shareholder Approval and the satisfaction of the other terms and conditions referenced below.

“Existing Warrants” means, collectively, the following existing warrants held by the Holder:

1.
the existing warrants to purchase up to 3,020,410 Common Shares of the Company at an exercise price of $2.41 per share issued on November 20, 2025;

In addition to Shareholder Approval, the Warrant Amendment is subject to the consummation of the Offering and the Holder’s satisfaction of the Purchase Commitment. In the event that either (i) the Offering is not consummated, or (ii) the Holder does not satisfy the Purchase Commitment, this letter shall be null and void and the provisions of the Existing Warrants in effect prior to the date hereof shall remain in effect.

Except as expressly set forth herein, the terms and provisions of the Existing Warrants shall remain in full force and effect after the execution of this letter and shall not be in any way changed, modified or superseded except by the terms set forth herein.

From and after the effectiveness of the Warrant Amendment, the Company agrees to promptly deliver to the Holder, upon request, amended Existing Warrants that reflect the Warrant Amendments in exchange for the surrender for cancellation of the Holder’s Existing Warrants to be amended as provided herein.

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IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HCW BIOLOGICS INC.

By: _____________________

Name:

Title:

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: __________________________________

Name of Authorized Signatory: ____________________________________________________